Exhibit 99.2

Grocery Outlet Holding Corp. Announces Preliminary First Quarter 2020 Results

First Quarter 2020 net sales increased 25.4% to $760.3 million

Comparable store sales increased 17.4%

Emeryville, CA – April 20, 2020 – Grocery Outlet Holding Corp. (NASDAQ: GO) (“Grocery Outlet” or the “Company”) has released first quarter fiscal 2020 preliminary financial results and recent developments.

Preliminary Financial Results

Although the financial results for the thirteen weeks ended March 28, 2020 are not yet finalized, we estimate that the financial results will fall within the following ranges, as compared to the thirteen weeks ended March 30, 2019:

	Thirteen Weeks Ended
	March 30, 2019	March 28, 2020
	Actual	Low	High
	(dollars in thousands)
Net sales	$606,271	$760,308	$760,308
Income from operations	$21,656	$14,250	$15,250
Net income	$3,774	$8,800	$9,900
Adjusted EBITDA	$39.123	$55,000	$56,000
Adjusted net income	$9.948	$30,250	$31,350
Comparable store sales growth	4.2%	17.4%	17.4%

For the thirteen weeks ended March 28, 2020, the Company expects:

•

Net sales growth of 25.4% to $760.3 million, compared to $606.3 million for the thirteen weeks ended March 30, 2019. The increase is primarily attributable to an increase in comparable store sales, as well as 32 net new stores opened over the last twelve months.

•	Comparable store sales growth of 17.4%, compared to the same period of 2019 driven by increases in both the number of customer transactions and average transaction size.

•

Gross margin as a percent of net sales to have increased at a rate consistent with the year-over-year increase in gross margin as a percent of net sales realized in the thirteen weeks ended March 30, 2019.

•

Income from operations of between $14.3 million and $15.3 million, compared to $21.7 million for the thirteen weeks ended March 30, 2019, a decrease of $6.9 million or 31.9%, calculated using the midpoint of the range. Income from operations for the thirteen weeks ended March 28, 2020 reflects an estimated $20.5 million of stock compensation expense, which primarily consisted of non-cash expense that was recognized as a result of performance-based option vesting in connection with the close of the offering of common stock by certain of our stockholders in February 2020 (the “February 2020 offering”).

•

Net income to be between $8.8 million and $9.9 million, compared to $3.8 million for the thirteen weeks ended March 30, 2019, an increase of $5.6 million or 147.7%, calculated using the midpoint of the range.

•

Adjusted EBITDA to be between $55.0 million and $56.0 million, compared to $39.1 million for the thirteen weeks ended March 30, 2019, an increase of $16.4 million or 41.9% calculated using the midpoint of the range. Adjusted EBITDA includes approximately $2.3 million of additional costs to comply with public company requirements including incremental insurance, accounting, and legal expense as well as costs required to comply with the Sarbanes-Oxley Act that were not incurred in the prior year.

•

Adjusted net income to be between $30.3 million and $31.4 million, compared to $9.9 million for the thirteen weeks ended March 30, 2019, an increase of $20.9 million or 209.6% calculated using the midpoint of the range.

•	Cash to be approximately $160.9 million and gross debt to be $550.0 million, inclusive of our $90.0 million borrowing under the revolving credit facility of our first lien credit agreement.

•

Fully diluted weighted average shares outstanding to be approximately 96.0 million, an increase of 2.9 million compared to the thirteen weeks ended December 28, 2019. This increase is due to the closing of the February 2020 offering which resulted in the vesting of approximately 70.7% of outstanding performance-based options and the recognition of $18.5 million in non-cash stock-based compensation expense. As of March 28, 2020 we estimate there are 1.7 million unvested performance-based options outstanding and approximately $7.7 million in related stock-based compensation expense that has not yet been recognized.

Recent Developments

While April sales trends have moderated compared to the wave of customer pantry-loading experienced in March, comparable store sales trends for the first three fiscal weeks of April were in the positive high-single digits in percentage terms. As shelter-in-place requirements continued, we have experienced reduced store traffic and as a result year-over-year declines in the number of customer transactions on a comparable store basis. However, the reduction in shopper visits have been more than offset to date by an increase in average transaction size. While specific high-velocity items such as toilet paper have remained challenging to procure in ample quantities, we continue to purchase high volumes of both opportunistic and everyday products. As a result, we have been able to manage overall inventory positions to meet higher customer demand.

Looking forward, we expect consumer demand and shopping behavior to continue to evolve which may impact future sales trends. In addition, our results may be impacted by existing or possible future governmental requirements concerning the operations of our stores or distribution facilities. Although construction activities for the majority of our new stores under development continue, we expect that the timing of new store openings will be negatively impacted as a result of shelter-in-place requirements. We also expect to incur significant additional expenses as a result of the COVID-19 such as incremental cleaning and safety costs, corporate and distribution center personnel expense, costs for protective equipment and supplies at our stores and facilities, and supply chain costs. Because of the timing of accelerated customer purchasing beginning in mid-March, only a portion of these costs impacted our first quarter preliminary results. However, we expect that COVID-19 related expenses will more significantly burden our second quarter financial results.

Operational Results

Although the operational results for the thirteen weeks ended March 28, 2020 are not yet finalized, we estimate that the operational results will be as follows, as compared to the thirteen weeks ended March 30, 2019:

	Thirteen Weeks Ended
	March 30, 2019	March 28, 2020(a)
Number of new stores	8	10
Number of stores open at end of period	323	355

(a)	We opened ten new stores and closed two stores during the thirteen weeks ended March 28, 2020.

Preliminary Financial and Operational Information

The information contained herein reflects our preliminary expectations of results for the thirteen weeks ended March 28, 2020, based on currently available information. We have provided ranges, rather than specific amounts, for the financial results included herein, primarily because our financial closing procedures for the thirteen weeks ended March 28, 2020 have just commenced and, as a result, we expect that our final results upon completion of our closing procedures for such period may vary from the preliminary estimates included herein. For instance, we have not begun review of most account reconciliations or expense accruals, or prepared notes to our financial statements. These reconciliations and reviews include financial statement accounts such as cash, inventory, lease-related assets and liabilities and deferred income tax, as well as expense accruals including our cost of sales accruals, insurance claim reserves, stock-based compensation, public company costs and other operating expenses, which we are currently estimating. Our unaudited consolidated condensed financial statements for the thirteen weeks ended March 28, 2020 will be included in our quarterly report filed with the United States Securities and Exchange Commission (the “SEC”) following the date of this news release.

Adjusted EBITDA and Adjusted Net Income Reconciliations

Adjusted EBITDA and adjusted net income are non-GAAP measures used by management to measure our operating performance. The following tables provide a reconciliation from our preliminary estimates of net income to preliminary estimates of EBITDA, preliminary estimates of adjusted EBITDA and preliminary estimates of adjusted net income for the thirteen weeks ended March 28, 2020 (at the low end and high end of the estimated ranges set forth above) and the thirteen weeks ended March 30, 2019. In addition, please see below under “EBITDA, Adjusted EBITDA and Adjusted Net Income” for additional information as to how we define EBITDA, adjusted EBITDA and adjusted net income, the reasons why we include these measures and certain limitations to their use.

	Thirteen Weeks Ended
	March 30, 2019	March 28, 2020
	Actual	Low	High
	(dollars in thousands)
Net income	$3,774	$8,800	$9,900
Interest expense, net	16,438	6,000	6,000
Income tax expense / (benefit)	1,444	(800)	(900)
Depreciation and amortization expenses	12,849	14,000	14,000

EBITDA	34,505	28,000	29,000
Stock-based compensation expenses(a)	211	20,500	20,500
Debt extinguishment and modification costs(b)	—	250	250
Non-cash rent(c)	1,862	2,500	2,500
Asset impairment and gain or loss on disposition(d)	182	1,000	1,000
New store pre-opening expenses(e)	421	500	500
Provision for accounts receivable reserves(f)	1,483	250	250

Other(g)	459	2,000	2,000

Adjusted EBITDA	$39,123	$55,000	$56,000

	Thirteen Weeks Ended
	March 30, 2019	March 28, 2020
	Actual	Low	High
	(dollars in thousands)
Net income	$3,774	$8,800	$9,900
Stock-based compensation expenses(a)	211	20,500	20,500
Debt extinguishment and modification costs(b)	—	250	250
Non-cash rent(c)	1,862	2,500	2,500
Asset impairment and gain or loss on disposition(d)	182	1,000	1,000
New store pre-opening expenses(e)	421	500	500
Provision for accounts receivable reserves(f)	1,483	250	250
Other(g)	459	2,000	2,000
Amortization of purchase accounting assets and deferred financing costs(h)	3,916	2,800	2,800
Tax effect of total adjustments(i)	(2,361)	(8,350)	(8,350)

Adjusted net income	$9,948	$30,250	$31,350

(a)

Consists primarily of estimated non-cash stock compensation expense for the thirteen weeks ended March 28, 2020, with the remainder representing dividend cash payments made in respect of vested options as a result of dividends declared in connection with our 2016 recapitalization and our 2018 recapitalization.

(b)	Represents debt modification costs related to the write-off of debt issuance costs and non-capitalizable expenses related to the refinancing of our first lien credit facility.
(c)

Consists of the non-cash portion of rent expense, which reflects the extent to which our straight-line rent expense recognized under GAAP exceeds or is less than our cash rent payments. The adjustment can vary depending on the average age of our lease portfolio, which has been impacted by our significant growth in recent years.

(d)	Represents impairment charges with respect to planned store closures and gains or losses on dispositions of assets in connection with store transitions to new independent operators (“IOs”).
(e)	Includes marketing, occupancy and other expenses incurred in connection with store grand openings, including costs that will be the IO’s responsibility after store opening.
(f)	Represents non-cash changes in reserves related to our IO notes and accounts receivable.
(g)

Other non-recurring, non-cash or discrete items as determined by management, including offering and transaction-related costs, personnel-related costs, strategic project costs, legal expenses and miscellaneous costs.

(h)

Represents the amortization of debt issuance costs and incremental amortization of an asset step-up resulting from purchase price accounting related to the 2014 acquisition of 80% of our common stock by an investment fund affiliated with Hellman & Friedman LLC which included trademarks, customer lists, and below-market leases.

(i)

Represents the tax effect of the total adjustments. Because of the increased impact of discrete items on our effective tax rate including the excess tax benefits from the exercise and vesting of share-based awards, beginning in the fourth quarter of fiscal 2019, we changed our methodology in order to tax effect the total adjustments excluding the impact of any non-recurring and unusual tax items. Prior to the fourth quarter of fiscal 2019, the methodology we used was to calculate the tax effect of the total adjustments using our quarterly effective tax rate.

EBITDA, Adjusted EBITDA and Adjusted Net Income

EBITDA, adjusted EBITDA and adjusted net income are key metrics used by management and our board of directors to assess our financial performance. EBITDA, adjusted EBITDA and adjusted net income are also frequently used by analysts, investors and other interested parties to evaluate companies in our industry. We use EBITDA, adjusted EBITDA and adjusted net income to supplement GAAP measures of performance to evaluate the effectiveness of our business strategies, to make budgeting decisions and to compare our performance against that of other peer companies using similar measures. In addition, we use EBITDA to supplement United States Generally Accepted Accounting Principles (“GAAP”) measures of performance to evaluate our performance in connection with compensation decisions. Management believes it is useful to investors and analysts to evaluate these non-GAAP measures on the same basis as management uses to evaluate our operating results. We believe that excluding items from operating income and net income that may not be indicative of, or are unrelated to, our core operating results, and that may vary in frequency or magnitude, enhances the comparability of our results and provides a better baseline for analyzing trends in our business.

We define EBITDA as net income before net interest expense, income taxes and depreciation and amortization expenses. Adjusted EBITDA represents EBITDA adjusted to exclude stock-based compensation expense, purchase accounting inventory adjustments, debt extinguishment and modification costs, non-cash rent, asset impairment and gain or loss on disposition, new store pre-opening expenses, dead rent for acquired leases, provision for accounts receivable reserves and other expenses. Adjusted net income represents net income before stock-based compensation expense, purchase accounting inventory adjustments, debt extinguishment and modification costs, non-cash rent, asset impairment and gain or loss on disposition, new store pre-opening expenses, dead rent for acquired leases, provision for accounts receivable reserves, amortization of purchase accounting assets and deferred financing costs, the tax effect of such adjustments and other expenses. EBITDA, adjusted EBITDA and adjusted net income are non-GAAP measures and may not be comparable to similar measures reported by other companies. EBITDA, adjusted EBITDA and adjusted net income have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. We address the limitations of the non-GAAP measures through the use of various GAAP measures. In the future we may incur expenses or charges such as those added back to calculate adjusted EBITDA and adjusted net income. Our presentation of adjusted EBITDA and adjusted net income should not be construed as an inference that our future results will be unaffected by such items.

Inclusion of Preliminary Financial and Operational Information

The preliminary financial and operational information included in this news release reflect management’s estimates based solely upon information available to us as of the date of this news release and are the responsibility of management. The preliminary consolidated financial results presented above are not a comprehensive statement of our financial results for the thirteen weeks ended March 28, 2020 and have not been audited, reviewed, or compiled by our independent registered public accounting firm, Deloitte & Touche LLP (“Deloitte”). Accordingly, Deloitte does not express an opinion and assumes no responsibility for and disclaims any association with such preliminary consolidated financial results. The preliminary consolidated financial results presented above are subject to the completion of our financial closing procedures, which have not yet been completed. Our actual results for the thirteen weeks ended March 28, 2020 will not be available until after the date of this news release and may differ materially from these estimates. Accordingly, you should not place undue reliance upon these preliminary financial results. For example, during the course of the preparation of the respective financial statements and related notes, additional items that would require material adjustments to be made to the preliminary estimated consolidated financial results presented above may be identified. There can be no assurance that these estimates will be realized, and estimates are subject to risks and uncertainties, many of which are not within our control.

Forward-Looking Statements

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect management’s current views and estimates regarding the prospects of the industry and the Company’s prospects, plans, business, results of operations, financial position, future financial performance and business strategy. These forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue” or the negatives of these terms or variations of them or similar terminology. Forward-looking statements include our expectations regarding our financial and operational information as of and for the thirteen weeks ended March 28, 2020 after the completion of our closing procedures. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, the Company cannot provide any assurance that these expectations will prove to be correct. The following factors are among those that may cause actual results to differ materially from the forward looking statements: failure of suppliers to consistently supply us with opportunistic products at attractive pricing; inability to successfully identify trends and maintain a consistent level of opportunistic products; failure to maintain or increase comparable store sales; changes affecting the market prices of the products we sell; failure to open, relocate or remodel stores on schedule; risks associated with newly opened stores; risks associated with economic conditions; competition in the retail food industry; inability to retain the loyalty of our customers; costs and implementation difficulties associated with marketing, advertising and promotions; failure to maintain our reputation and the value of our brand, including protecting our intellectual property; any significant disruption to our distribution network, the operations of our distributions centers and our timely receipt of inventory; movement of consumer trends toward private labels and away from name-brand products; inability to maintain sufficient levels of cash flow from our operations; risks associated with leasing substantial amounts of space; failure to maintain the security of information we hold relating to personal information or payment card data of our customers, employees and suppliers; failure to participate effectively or at all in the growing online retail marketplace; material disruption to our information technology systems; risks associated with products we and our independent operators (“IOs”) sell; risks associated with laws and regulations generally applicable to retailers; legal proceedings from customers, suppliers, employees, governments or competitors; unexpected costs and negative effects associated with our insurance program; inability to attract, train and retain highly qualified employees; difficulties associated with labor relations; loss of our key personnel or inability to hire additional qualified personnel; changes in accounting standards and subjective assumptions, estimates and judgments by management related to complex accounting matters; impairment of goodwill and other intangible assets; any significant decline in our operating profit and taxable income; risks associated with tax matters; natural disasters and unusual weather conditions (whether or not caused by climate change), power outages, pandemic outbreaks, terrorist acts, global political events and other serious catastrophic events; major health epidemics, such as the outbreak of a coronavirus (COVID-19), and other outbreaks; economic downturns or natural or man-made disasters in geographies where our stores are located; time required to comply with public company regulations; management’s limited experience managing a public company; risks associated with IOs being consolidated into our financial statements; failure of our IOs to successfully manage their business; failure of our IOs to repay notes outstanding to us; inability to attract and retain qualified IOs; inability of our IOs to avoid excess inventory shrink; any loss or changeover of an IO; legal proceedings initiated against our IOs; legal challenges to the independent contractor business model; failure to maintain positive relationships with our IOs; risks associated with actions our IOs could take that could harm our business; the significant influence of certain significant investors over us; our ability to generate cash flow to service our substantial debt obligations; and the other factors discussed under “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2019, as such risk factors may be updated from time to time in the Company’s periodic and other filings with the SEC. The Company’s periodic and other filings are accessible on the SEC’s website at www.sec.gov. You should not rely upon forward-looking statements as predictions of future events. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee that the future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or occur. Except as required by applicable law, the Company undertakes no obligation to update publicly any forward-looking statements for any reason after the date of this news release to conform these statements to actual results or to changes in our expectations.

About Grocery Outlet:

Based in Emeryville, California, Grocery Outlet is a high-growth, extreme value retailer of quality, name-brand consumables and fresh products sold through a network of independently operated stores. Grocery Outlet has more than 300 stores in California, Washington, Oregon, Pennsylvania, Idaho and Nevada.

INVESTOR RELATIONS CONTACT: Jean Fontana

646-277-1214

Jean.Fontana@icrinc.com

MEDIA CONTACT: Layla Kasha

510-379-2176

lkasha@cfgo.com